UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 20, 2003

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming (State or other jurisdiction of incorporation or organization)	1-7627 (Commission File Number)	74-1895085 (I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600
Houston, Texas 77024-3411
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 688-9600

ITEM 5.  Other Events

         On August 20, 2003, Frontier Oil Corporation (“Frontier”) announced that Holly Corporation (“Holly”) had advised Frontier that Holly was not willing to close the parties’ pending merger in accordance with the Agreement and Plan of Merger dated March 30, 2003, as amended (the “Merger Agreement”). Frontier announced that it was treating Holly’s refusal to proceed on the terms set forth in the Merger Agreement as a repudiation and breach of the Merger Agreement, and that Frontier has filed suit in the Delaware Chancery Court seeking damages. The press release is attached hereto as an exhibit and is incorporated herein in its entirety.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  –  Exhibits.

99.1 –	Press release dated August 20, 2003.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By:	/s/ Julie H. Edwards —————————————————— Julie H. Edwards Executive Vice President - Finance and Administration, Chief Financial Officer

Date:  August 20, 2003